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                                                               EXHIBIT 16(a)



                      [MAZARS & GUERARD, LLP LETTERHEAD]



February 12, 1997


Securities and Exchange Commission
Office of Chief Accountant
Washington, D.C. 20549
Attn: SECPS Letter File/Mail Stop 9-5

     Re:  Texas Equipment Corporation
          formerly Marinex Multimedia Corporation, formerly Hard Funding, Inc. 33-47921-A

Gentlemen:

         Please be informed that on February 12, 1997 the client-auditor relationship between our firm and Texas Equipment Corporation has ended.


Very truly yours,

/s/ Mazars & Guerard, LLP
Certified Public Accountants




via fax
cc: Texas Equipment Corporation